UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 15, 2009
RailAmerica, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-32579	65-0328006

(Commission File Number)	(IRS Employer Identification No.)
7411 Fullerton Street, Suite 300, Jacksonville, Florida 32256
(Address of Principal Executive Offices) (Zip Code)
(800) 342-1131
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 15, 2009, RailAmerica, Inc. (the “Company”) issued a press release announcing the Board of Directors’ appointment of Randy Pianin as Vice President & Corporate Controller and Principal Accounting Officer, effective December 14, 2009.
     Mr. Pianin, who is 47 years old, has over 24 years of accounting, finance, and operations experience most recently with Office Depot where he served as Senior Vice President-Design, Print and Ship Business and previously held the role of Senior Vice President-Finance & Controller. Mr. Pianin is a Certified Public Accountant with 13 years of public accounting experience with Deloitte & Touche LLC, where he held the position of Senior Manager before joining Office Depot in 1997. He received a Bachelor of Business Administration in Accounting from Emory University and an MBA in Finance from Columbia University.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits
     (d) The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release, dated December 15, 2009, issued by RailAmerica, Inc. announcing the appointment of Randy Pianin as Principal Accounting Officer and other executive appointments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAILAMERICA, INC.
Date: December 15, 2009	By:	/s/ B. Clyde Preslar
		Name:	B. Clyde Preslar
		Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated December 15, 2009, issued by RailAmerica, Inc. announcing the appointment of Randy Pianin as Principal Accounting Officer and other executive appointments.